Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

Background

On June 27, 2012, GAIN Capital Group, LLC (“Group, LLC”) and optionsXpress Holdings, Inc., a subsidiary of The Charles Schwab Corporation, entered into a Stock Purchase Agreement whereby Group, LLC acquired Paragon Futures Group, Inc. and its subsidiary Open E Cry, LLC (collectively, “OEC”), an online futures broker, for a purchase price of $12.0 million. The transaction was completed on August 31, 2012. In addition to the $12.0 million paid at the closing, there is an additional payment due in the fourth quarter of 2012 based on OEC’s working capital as at August 31, 2012. The preliminary estimate of the working capital adjustment is $2.6 million.

Introduction to the unaudited pro forma condensed consolidated financial statements

The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the acquisition of OEC, consummated on August 31, 2012, as if this transaction had been consummated on June 30, 2012 for purposes of the pro forma condensed consolidated balance sheet and on January 1, 2011 for purposes of the pro forma condensed consolidated statements of operations.

The historical financial data for GAIN Capital Holdings, Inc. (“Gain”) and OEC have been derived from their respective financial statements as of the date and for the periods indicated.

The pro forma adjustments are based on preliminary purchase price allocations. Actual allocations will be based on final appraisals and other analyses of the fair value of, among other items, identifiable intangible assets, goodwill, income taxes and contingencies. The allocations will be finalized after the data necessary to complete the appraisals and other analyses of the fair values of acquired assets and assumed liabilities are obtained and analyzed. Differences between the preliminary and final allocations could have a material impact on the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Gain’s audited consolidated financial statements as of and for the year ended December 31, 2011 and its unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2012, included in Gain’s Annual Report on Form 10-K for the year ended December 31, 2011 and its quarterly report on Form 10-Q for the six months ended June 30, 2012, respectively, and OEC’s audited financial statements as of and for the year ended December 31, 2011 and its unaudited condensed consolidated financial statements for the six months ended June 30, 2012 included in this Report on Form 8-K/A.

The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the financial position or results of operations that would have been achieved as of the date or for the periods indicated, or the results of operations or financial position that may be achieved in the future.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

JUNE 30, 2012

(IN THOUSANDS)

	GAIN As Reported	OEC As Reported	Pro Forma Adjustments	Adjustment Reference	Pro Forma
ASSETS:
Cash and cash equivalents	$22,357	$598	$(12,000)	1	$10,955
Cash and cash equivalents held for customers	320,246	99,304	—		419,550
Short term investments	82	—	—		82
Receivables from banks and brokers	115,735	728	—		116,463
Tax receivable	11,800	1,339	(1,339)	5	11,800
Property and equipment, net	9,499	421	—		9,920
Prepaid assets	9,629	13	—		9,642
Goodwill	3,092	7,735	(574)	2	10,253
Intangible assets, net	7,442	262	3,478	3	11,182
Other assets, net	7,146	792	—		7,938

Total assets	$507,028	$111,192	$(10,435)		$607,785

LIABILITIES AND SHAREHOLDER’S EQUITY:
Liabilities
Payables to brokers, dealers, FCMs and other regulated entities	$18,353	$—	$—		$18,353
Payables to customers	301,893	95,599	—		397,492
Accrued compensation and benefits	4,394	133	—		4,527
Accrued expenses and other liabilities	13,259	2,519	1,116	4	16,894
Taxes payable	1,566	—	1,390	5	2,956

Total liabilities	339,465	98,251	2,506		440,222

Shareholder’s equity
Common stock	—	—	—		—
Accumulated other comprehensive income	744	—	—		744
Additional paid-in capital	83,013	9,997	(9,997)		83,013
Treasury stock	(5,869)	—	—		(5,869)
Retained earnings	89,675	2,944	(2,944)		89,675

Total shareholder’s equity	167,563	12,941	(12,941)		167,563

Total Liabilities and Stockholder’s Equity	$507,028	$111,192	$(10,435)		$607,785

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2012

(IN THOUSANDS)

	GAIN As Reported	OEC As Reported	Pro Forma Adjustments	Adjustment Reference	Pro Forma

Non-interest revenue	$79,030	$5,950	$(188)	6	$84,792
Net Interest	(100)	11	—		(89)

Net revenue	78,930	5,961	(188)		84,703

Operating expense
Total operating expenses	74,801	7,112	9	6	81,922

Income (loss) before income taxes	4,129	(1,151)	(197)		2,781
Income tax expense (benefit)	942	(434)	(74)	7	434

Net income (loss)	$3,187	$(717)	$(123)		$2,347

Earnings per share:
Basic	$0.09				$0.07

Dilutive	$0.08				$0.06

Weighted average common shares outstanding used in computing earnings per share:
Basic	34,710,915				34,710,915

Dilutive	38,605,108				38,605,108

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(IN THOUSANDS)

	GAIN As Reported	OEC As Reported	Pro Forma Adjustments	Adjustment Reference	Pro Forma
Non-interest revenue	$182,335	$13,521	$(501)	6	$195,355
Net Interest	(870)	29	—		(841)

Net revenue	181,465	13,550	(501)		194,514

Operating expense
Total operating expenses	158,221	31,088	(107)	6	189,202

Income (loss) before income taxes	23,244	(17,538)	(394)		5,312
Income tax expense (benefit)	7,546	(249)	(148)	7	7,149

Net income (loss)	$15,698	$(17,289)	$(246)		$(1,837)

Earnings per share:
Basic	$0.46				$(0.05)

Dilutive	$0.40				$(0.05)

Weighted average common shares outstanding used in computing earnings per share:
Basic	34,286,840				34,286,840

Dilutive	38,981,792				38,981,792

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	The preliminary purchase price of OEC was cash of $12.0 million and a subsequent working capital adjustment of $1.1 million based on the pro forma balance sheet as of June 30, 2012.

The preliminary purchase price of OEC was derived as follows (in thousands):

Cash paid	$12,000
Preliminary working capital adjustment	1,116

Total purchase price	$13,116

The preliminary purchase price of OEC was allocated to the fair value of various assets and liabilities as follows (in thousands):

Cash and cash equivalents acquired	$598
Cash and cash equivalents held for customers acquired	99,304
Receivables from brokers acquired	728
Other assets acquired	1,226

Total tangible assets acquired	101,856
Total liabilities assumed	(99,641)

Identifiable intangible assets:
Trademark	200
Technology	1,120
Customer relationships	2,420
Goodwill	7,161

$13,116

2.	The purchase price was allocated to the assets and liabilities acquired based on their estimated fair value. The excess of the total consideration payable over the preliminary fair value of the net assets acquired was $7.2 million, which was recorded as goodwill. The following pro forma adjustment is required:

In thousands
Goodwill created on the acquisition of OEC by Gain	$7,161
Less goodwill reported by OEC	(7,735)

Pro forma adjustment	$(574)

3.	Identifiable intangible assets of $3.7 million were acquired. These consist of trademarks, customer relationships and technology. The following pro forma adjustment is required:

In thousands
Identifiable intangible assets acquired	$3,740
Less intangible assets reported by OEC	(262)

Pro forma adjustment	$3,478

4.	The preliminary working capital adjustment of $1.1 million is reflected in accrued expenses and other liabilities.

5.	The acquisition of OEC was determined to be a tax-free transaction, however a deferred tax liability of $1.4 million resulted from the fair value true-up of the net assets acquired.

6.	During the year ended December 31, 2011 and six month period ending June 30, 2012, OEC recognized revenue from Gain of $0.5 million and $0.2 million, respectively. Gain recorded these amounts as operating expenses.

In addition, an adjustment to operating expenses is required due to the amortization of the intangible assets acquired. The intangible assets are being amortized on a straight-line basis over their estimated useful lives, ranging from 5 to 10 years.

	In thousands
	For the six months ended June 30, 2012	For the year ended December 31, 2011
OEC revenue recorded in operating expenses of Gain	$(188)	$(501)
Intangible asset amortization	197	394

Pro forma adjustment	$9	$(107)

7.	The Pro Forma Adjustment for income (loss) before income taxes has been tax effected at the statutory tax rate of 37.5% for the period six months ending June 30, 2012 and the year ending December 31, 2011.